                   FINANCIAL AND CONSULTING SERVICES AGREEMENT

      This FINANCIAL AND CONSULTING SERVICES AGREEMENT ("Agreement") is made and entered into as of October 1, 1998 by and between HEALTHCARE IMAGING SERVICES, INC., a Delaware corporation (the "Company") located at 200 Schulz Drive, Red Bank, NJ 07701, and DVI FINANCIAL SERVICES INC., a Delaware corporation ("Consultant") located at 500 Hyde Park, Doylestown, PA 18901.

      WHEREAS, Consultant currently provides medical equipment and working capital financing to the Company;

      WHEREAS, the Company desires to expand its current diagnostic imaging operations;

      WHEREAS, the Company also intends to become a leading provider of physician practice management services to an integrated network of physicians in New Jersey offering a comprehensive array of primary care, multi-specialty and diagnostic imaging services;

      WHEREAS, the Company desires, where appropriate, to complete acquisitions (referred to collectively herein as "Acquisitions") of certain entities designated by the Company (referred to collectively herein as "Acquisition Candidates") in furtherance of its strategy to expand its current diagnostic imaging operations and to establish physician practice management operations;

      WHEREAS, Consultant, at the request of the Company, provided a $1.0 million term loan (the "Jersey Integrated Term Loan") to Jersey Integrated HealthPractice, Inc. ("Jersey Integrated"), an Acquisition Candidate, on January 8, 1998;

      WHEREAS, Consultant, at the request of the Company, has provided a $4.0 million line of credit (the "Pavonia Line of Credit") to Pavonia Medical Associates, P.A., a stockholder of Jersey Integrated; and

      WHEREAS, the Company may require assistance in financing and structuring the Acquisitions, and, therefore, the Company desires to engage Consultant to provide those services set forth in Section 3 herein.

      NOW THEREFORE, in consideration of the foregoing premises and of the mutual obligations hereinafter set forth, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant hereby agree as follows:

            1. Appointment as Consultant. The Company hereby appoints Consultant as an independent contractor, and Consultant hereby accepts such appointment by the Company, commencing on the date hereof (the "Effective Date"), for the Term (as defined below), with the obligations set forth in
Section 3 below, and upon the other terms and subject to the conditions hereinafter stated.

            2. Term. Except as otherwise specifically provided in Section 5 below, the term of the Agreement (the "Term") shall commence on the Effective Date and shall continue until the fifth (5th) anniversary of the Effective Date, subject to the terms and conditions of this Agreement.

            3. Obligations of Consultant. During the Term, Consultant shall devote such working time, attention and energies to the affairs of the Company as shall be necessary to provide the services set forth herein. Consultant shall be subject to the supervision of the Company's Chairman of the Board, Chief Executive Officer and President. All services under this Agreement shall be performed by Consultant, and Consultant shall not engage any other person, entity or group to perform such activities without the Company's prior written consent. Consultant shall provide to the Company such services as are reasonably requested by the Company from time to time which may include, but not be limited to, the following:

                  a. Rendering advice regarding any aspect of an Acquisition, including the financial structuring of such Acquisition;

                  b. Rendering advice with respect to the securing of any additional financing by the Company through banks, insurance companies and/or other institutions;

                  c. Providing some or all of the financing, in amounts and on terms and conditions reasonably acceptable to Consultant, necessary for the Company to fund the Acquisitions; and

                  d. Providing Acquisition Candidates with interim financing, in amounts and on terms and conditions reasonably acceptable to Consultant, pending the consummation of such Acquisition by the Company.

            4.    Compensation.

                  a. In consideration for the consulting services provided by Consultant pursuant to this Agreement, the Company hereby agrees to grant to Consultant an option, substantially in the form attached hereto as Exhibit A, to purchase 50,000 shares of common stock, par value of $.01 per share ("Common Stock"), of the Company at an exercise price per share equal to the closing sale price of the Common Stock, as reported by The Nasdaq Stock Market ("NASDAQ"), on the date of this Agreement.

                  b. In consideration for Consultant providing the Jersey Integrated Term Loan, the Company hereby agrees to grant to Consultant an option, substantially in the form attached hereto as Exhibit A, to purchase 10,000 shares of Common Stock at an exercise price of $1.25 per share.

                  c. In consideration for Consultant providing the Pavonia Line of Credit, the Company hereby agrees to grant to Consultant options, substantially in the form attached hereto as Exhibit A, to purchase (i) 20,000 shares of Common Stock at an exercise price per share equal to the closing sale price of the Common Stock, as reported by NASDAQ, on the date the definitive credit documentation with respect to the Pavonia Line of Credit was executed by all parties thereto and (ii) 20,000 shares of Common Stock at an exercise price per share equal to the closing sale price of the Common Stock, as reported by NASDAQ, on the date the Pavonia Line of Credit was initially funded.

                  d. The Company hereby agrees to grant an additional option (the "Beran Option"), substantially in the form attached hereto as Exhibit A, to purchase up to 400,000 shares of Common Stock to Consultant contemporaneous with Consultant providing $15.0 million of financing (the "Beran Financing") to the Company to fully fund the acquisition of certain diagnostic imaging centers owned by the Estate of Irving N. Beran, among other parties, pursuant to that certain letter of intent among the Company, the Estate of Irving N. Beran, and other related persons, dated March 6, 1998 (the "Beran Acquisition"). The 400,000 shares of Common Stock underlying the Beran Option shall have a purchase price per share equal to the lesser of (i) $2.00 and (ii) the closing sale price of the Common Stock, as reported by NASDAQ, on the date the Beran Financing is provided to the Company. If Consultant issues a firm commitment, not subject to any material conditions (including, without limitation, completion of due diligence, absence of material adverse changes or the like) to provide the Beran Financing, and (x) the Beran Financing is not utilized by the Company and (y) the Beran Acquisition is consummated, then the Beran Option will only be exercisable as to 100,000 shares of Common Stock. Notwithstanding anything to the contrary contained herein, Consultant will only be entitled to receive and/or exercise the Beran Option if (1) the Beran Financing is on commercially reasonable terms and conditions and (2) the Beran Financing, the Jersey Integrated Term Loan, the Pavonia Line of Credit and any other credit facility (other than capital leases) provided by Consultant or any affiliate thereof to the Company or any Acquisition Candidate contain no, or there is a waiver or relinquishment of all, prepayment or other early repayment fees or charges.

            5. Termination. Either party may, upon ninety (90) days prior written notice to the other, terminate this Agreement.

            6. Confidential Information.

                  a. Consultant agrees not to use, disclose or make accessible to any person, entity or group any Confidential Information (as defined below) pertaining to the business of the Company and/or any of its affiliates or subsidiaries, except when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Consultant to divulge, disclose or make accessible such information. For purposes of this Agreement, "Confidential Information" means any non-public information concerning the Company's and/or any of its affiliates' or subsidiaries' financial data, statistical data, strategic business plans, pricing or pricing strategies, customer and supplier lists, customer and supplier information, information relating to governmental relations, practices, processes, methods, trade secrets, marketing plans and other non-public, confidential information of the Company and/or any of its affiliates or subsidiaries, that, in any case, is not otherwise generally available to the public.

                  b. In the event this Agreement expires or is terminated, Consultant shall immediately return to the Company all Confidential Information in its possession.

                  c. Consultant and the Company agree that the covenant regarding Confidential Information contained in this Section 6 is a reasonable covenant under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction, such covenant is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of this covenant as to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended.

                  d. Consultant acknowledges that the consideration received, and to be received, by it under this Agreement adequately and sufficiently compensates it for the restrictions set forth in this Section 6.

                  e. The provisions of this Section 6 shall extend for the Term and shall survive the expiration or termination of the Agreement for a period of three (3) years.

            7. Remedy for Breach. Consultant hereby acknowledges that, in the event of any breach of Section 6 of this Agreement, the Company would have no adequate remedy at law and would suffer substantial and irreparable damage. Accordingly, Consultant hereby agrees that, in such event, the Company shall be entitled, without the necessity of proving damages or posting bond, and notwithstanding any election by the Company to claim damages, to obtain a temporary and/or permanent injunction (without proving a breach therefor) to restrain any such breach or threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies that the Company may have at law or in equity.

            8. Representations of Consultant. Consultant hereby represents and warrants to the Company the following:

                  a. Neither the execution and delivery of this Agreement by Consultant, the consummation of the transactions required of Consultant herein, nor the fulfillment of, or compliance with, the terms and conditions of this Agreement, will conflict with, or result in, with or without the giving of notice or the passage of time or both, a breach of any of the terms, conditions or provisions of any agreement or instrument to which Consultant is now a party or by which it or its assets or property is bound or subject, or constitute a default or result in an acceleration under any of the foregoing, or result in the creation of any liens, claims or encumbrances on any assets or property of Consultant or the violation of any law, rule, regulation, order, judgment or decree to which it or its assets or property is subject;

                  b. Consultant is aware of the Anti-Fraud and Abuse Amendments to the Social

                  Security Act, the Medicare and Medicaid Program Protection Act and the Federal Safe Harbor Regulations, and that, as a consultant, it cannot knowingly or willfully offer, pay, solicit or receive remuneration in order to induce business, and if it does so, it will be subject to civil and/or criminal penalties;

                  c. Consultant has reviewed and executed the Company's Statement of Policy for Contractors and Consultants attached hereto; and

                  d. Consultant will not enter into any contractual or other arrangement, which is inconsistent with the performance of its obligations pursuant to Section 3 herein.

            9.    Miscellaneous.

                  a. Relationship of the Parties. In performing the services provided for hereunder, Consultant is acting as an independent contractor, and Consultant shall not be deemed by virtue of this Agreement to be the servant, agent or employee of the Company for any purpose whatsoever.

                  b. Notices. Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if personally delivered or sent by telecopy, on the business day after notice is delivered to a courier or mailed by express mail if sent by courier delivery or express mail for next day delivery, and on the third day after mailing if mailed to the other party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

            If to the Company, to:

                  Healthcare Imaging Services, Inc.
                  Tri-Parkway Corporate Park
                  200 Schulz Drive
                  Red Bank, New Jersey 07701
                  Attn: Elliott H. Vernon, Esq.
                  Fax: (732) 224-9362

            If to Consultant, to:

                  DVI Financial Services Inc.
                  500 Hyde Park
                  Doylestown, PA  18901
                  Attn: Richard Miller, President
                  Fax: (215) 230-1845
            with a copy to:

                  DVI Financial Services Inc.
                  500 Hyde Park
                  Doylestown, PA 18901
                  Attn: Sara Lee Keller-Smith, Deputy General Counsel
                  Fax: (215) 345-4428

                  c. Entire Agreement; Amendment; Construction. This Agreement constitutes the entire agreement and understanding between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof, whether oral or written. Any amendment to this Agreement shall be made only upon the written consent of Consultant and a duly authorized officer of the Company. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Accordingly, the language of all parts of this Agreement shall at all times be construed as a whole, allowing for a fair reading, and not strictly construing such language for or against any of the parties to this Agreement. Furthermore, it is acknowledged and agreed by each of the parties to this Agreement that each of the parties participated in the drafting of this Agreement, and any time any claims arise concerning such language, such language shall not be construed for or against the party alleged to be responsible for such drafting.

                  d. No Waivers. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by any law, rule, regulation or order.

     e. Severability. This Agreement shall be deemed to be severable and the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Furthermore, in lieu of any such invalid or unenforceable provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as possible to be valid and enforceable.

                  f. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. However, Consultant shall not assign any of its rights or obligations under this Agreement (whether by operation of law or otherwise), in whole or in part, without the prior written consent of the Company, which the Company may grant or withhold in its sole discretion.

     g. Governing Law. This Agreement shall be construed and governed in accordance with the laws of the State of New Jersey, without any regard to the conflicts-of-law principles thereof.

                  h. Headings. Section headings contained in this Agreement are intended solely for convenience of the parties hereto, and no provision of this Agreement is to be construed by reference to any such heading.

                  i. Counterparts. This Agreement may be executed in multiple counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.


                              HEALTHCARE IMAGING SERVICES, INC.


                              By: /s/ Elliott H. Vernon
                                 Name:  Elliott H. Vernon
                                 Title: Chairman of the Board, President and
                                        Chief Executive Officer


                              DVI FINANCIAL SERVICES INC.


                              By: /s/ Richard E. Miller
                                 Name:  Richard E. Miller
                                 Title: President

                                                                      EXHIBIT A


                                OPTION AGREEMENT

      This OPTION AGREEMENT ("Agreement") is made and entered into as of ___________, ____ by and between HEALTHCARE IMAGING SERVICES, INC., a Delaware corporation (the "Company") located at 200 Schulz Drive, Red Bank, NJ 07701, and DVI Financial Services Inc., a Delaware corporation (the "Grantee") located at 500 Hyde Park, Doylestown, PA 18901.

      1. Grant of Option. Subject to the provisions of the Financial and Consulting Services Agreement dated as of October 1, 1998 between the Company and the Grantee, as applicable, the Company does hereby grant to the Grantee a non-qualified stock option to purchase up to _______ (____) shares (the "Shares") of common stock, par value $0.01 per share, of the Company (the "Common Stock") at an exercise price of $_____ per share (the "Option"). The Option is, in its entirety, intended to be a non-qualified stock option.

      2. Term of the Option. The Option (to the extent not earlier exercised or forfeited) will expire five (5) years from the date hereof.

      3. Vesting of the Option. The Option shall be fully vested on the date of this Agreement.

      4. Manner of Exercise. The Option may be exercised solely by delivery to the secretary of the Company, or to his/her office, of all of the following after the vesting thereof and prior to the expiration thereof:

            (a) Notice in writing signed by the Grantee or any other person then entitled to exercise the Option, stating that the Option, or a portion thereof, is thereby exercised;

            (b) Full payment (in cash or by check, or as otherwise permitted under Section 5 of this Agreement) to the Company for the Shares with respect to which the Option, or any portion thereof, is exercised;

            (c) Such representations and documents as the Company deems reasonably necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended (the "Act"), and any other federal or state securities laws or regulations. (The Company may also take whatever additional actions it deems reasonably appropriate to effect such compliance including, without limitation, placing legends on the certificate(s) evidencing the Shares and issuing stop transfer orders to transfer agents and registrars);

            (d) Promptly upon delivery of a written statement by the Company describing in detail the withholding taxes due upon exercise of the Option, full payment to the Company of all amounts which, under federal, state or local tax laws, the Company is required to withhold upon exercise of the Option as determined by the Company promptly upon the Grantee's delivery of the notice described in Section 4(a); and

            (e) In the event the Option shall be exercised by any person or persons other than the Grantee, appropriate proof of the right of such person or persons to exercise the Option.

            The date of exercise of the Option shall be deemed to be the date all of the foregoing conditions have been satisfied.

      5. Cashless Exercise Procedures. The Company agrees, at the request of the Grantee, to allow the cashless exercise of the Option, or a portion thereof, through a brokerage firm acceptable to the Company whereby the Grantee (to the extent permitted by, and subject to, applicable law) can exercise the Option, or a portion thereof, without making a direct payment of the exercise price thereof to the Company.

      6. Conditions to Issuance of Stock Certificates. The Shares deliverable upon exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates evidencing the Shares purchased upon the exercise of the Option, or any portion thereof, prior to fulfillment of all of the following conditions (in addition to the conditions set forth in Section 4 of this Agreement):

            (a) The completion of any registration or other qualification of such Shares under any state or federal law or under ruling or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Company shall deem reasonably necessary or advisable;

            (b) The obtaining of any approval or other clearance from any state or federal governmental agency which the Company shall determine to be reasonably necessary or advisable; or

            (c) The lapse of such reasonable period of time following the exercise of the Option as the Company may from time to time reasonably establish for reasons of administrative convenience.

            The Company agrees that to the extent its action is required to fulfill the conditions set forth in Sections 4 and 6 hereof, the Company shall use its reasonable efforts to promptly fulfill its obligations thereunder; provided, however, that the foregoing shall in no event be deemed to require the Company to register or otherwise qualify any Shares under any federal, state or local law, rule or regulation or to obtain any approval or other clearance from any federal, state or local governmental agency.

      7. Transfer of Option. The Option shall not be assignable, saleable, or transferable by the Grantee without the consent of the Company. The Option may not be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any affiliate.

      8. Rights of Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until the conditions set forth in Sections 4 and 6 have been satisfied.

      9.    Other Conditions and Limitations.

            (a) The Option is granted on the condition that the purchase of Shares thereunder shall be for investment purposes and not with a view to resale or distribution, except that such condition shall be inoperative if the offering of Shares subject to the Option is registered under the Act or if in the opinion of counsel for the Company such Shares may be resold without registration. At the time of the exercise of the Option or any portion thereof, the Grantee will execute such further agreements as the Company may reasonably require to implement the foregoing condition and to acknowledge the Grantee's familiarity with restrictions on the resale of the Shares under applicable securities laws.

            (b) The Company will furnish upon request of the Grantee copies of such publicly available financial and other information concerning the Company and its business and prospects as may be reasonably requested by the Grantee in connection with the exercise of the Option, or any portion thereof.

      10.   Adjustments Upon Certain Events.

            (a) In the event of any (i) subdivision or consolidation of the Common Stock, (ii) dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), (iii) recapitalization or other capital adjustment of the Company or (iv) merger, consolidation or other reorganization of the Company or other similar corporate transaction or event that affects the Common Stock, appropriate adjustments shall be made to prevent dilution of the Grantee's interest in the Common Stock and to preserve the benefits or potential benefits intended to be made available to the Grantee under this Agreement; provided, however, that the number of shares of Common Stock subject to the Option shall always be a whole number.

            (b) No adjustment in the current exercise price per share (the "Per Share Option Price") shall be required unless such adjustment would require an increase or decrease of at least $0.10 in such price, provided, however, that any adjustments which by reason of this clause (b) are not required to be made shall be carried forward cumulatively and taken into account in any subsequent calculation.

            (c) In any case in which this Section 10 shall require that an adjustment as a result of any event become effective from and after a record date, the Company may elect to defer until the occurrence of such event (i) the issuance to the Grantee exercised after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such exercise over and above the shares issuable immediately prior to adjustment and (ii) the payment to the Grantee of any amount in cash in lieu of a fractional share of Common Stock; provided, however, that the Company shall deliver to the Grantee a due bill or other appropriate instrument evidencing the Grantee's right to receive such additional Common Stock or such payment in lieu of such fractional shares.

            (d) Whenever the Per Share Option Price is adjusted as provided in this Section 10 and upon any modification of the rights of the holder in accordance with this Section 10, the Company shall promptly prepare a certificate of an officer of the Company setting forth the Per Share Option Price and the number of shares of Common Stock issuable upon exercise of the Option after such adjustment or modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause a copy of such certificate to be mailed to the Grantee.

      11. Notices. Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if personally delivered or sent by telecopy, on the business day after notice is delivered to a courier or mailed by express mail if sent by courier delivery or express mail for next day delivery and on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

            If to the Company to:

                  Healthcare Imaging Services, Inc.
                  Tri-Parkway Corporate Park
                  200 Schulz Drive
                  Red Bank, NJ  07701
                  Attn:  Elliott H. Vernon, Esq.
                  Fax: (732) 224-9362

            If to the Grantee to:

                  DVI Financial Services Inc.
                  500 Hyde Park
                  Doylestown, PA  18901
                  Attn:  Richard Miller, President
                  Fax:  (215) 230-1845
            with a copy to:

                  DVI Financial Services Inc.
                  500 Hyde Park
                  Doylestown, PA  18901
                  Attn:  Sara Lee Keller-Smith, Deputy General Counsel
                  Fax:  (215) 345-4428

      12. Miscellaneous. This Agreement shall bind and inure to the benefit of the parties hereto, the successors and assigns of the Company and the permitted successors and assigns of the Grantee. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the internal laws of the State of New Jersey, without regard to its conflicts of law rules. This Agreement may be executed in one or more counterparts, which together shall constitute one agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                    HEALTHCARE IMAGING SERVICES, INC.


                                    By:
                                       -----------------------------------
                                    Name:
                                    Title:


                                    DVI FINANCIAL SERVICES INC.


                                    By:
                                       -----------------------------------
                                       Name:
                                       Title: